As filed with the Securities and Exchange Commission on May 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0533350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(441) 298-3300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GENPACT LUXEMBOURG S.À R.L.

(Exact name of registrant as specified in its charter)

Luxembourg	98-0550714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12F, Rue Guillaume Kroll

L-1882 Luxembourg

Grand Duchy of Luxembourg

+352 26 987 686

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

GENPACT USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2483092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

(646) 624-5913

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Heather D. White

Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

(646) 624-5913

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Knute J. Salhus

Scott N. Lunin

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

(212) 230-8800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Genpact Limited

Debt Securities

Guarantees of Debt Securities

Common Shares

Preference Shares

Depositary Shares

Genpact Luxembourg S.à r.l.	Genpact USA, Inc.

Debt Securities	Debt Securities Guarantees of Debt Securities

Warrants Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares trade on The New York Stock Exchange under the symbol “G.”

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” appearing below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Genpact,” “we,” “our,” “us” and “the Company” refer, collectively, to Genpact Limited, a Bermuda company, and its consolidated subsidiaries; the term Genpact Luxembourg refers to Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12F, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B131.149; and the term Genpact USA means Genpact USA, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 1, 2022, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2022 Annual General Meeting of Shareholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as filed with the SEC on May 10, 2022;

•	Current Report on Form 8-K filed on May 24, 2022; and

•

The description of our common shares contained in our Registration Statement on Form 8-A filed on July  27, 2007, as the description has been updated and superseded by the description of our common shares contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Attn: Investor Relations

Telephone: (646) 624-5913

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	our rate of employee attrition;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in our market;

•

political, economic or business conditions in countries where we have operations or where our clients operate, including the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, and uncertainty about the future relationship between the United Kingdom and the European Union, and heightened economic and political uncertainty within and among other European Union member states;

•	expected spending on business process outsourcing, information technology and digital transformation services by clients;

•	foreign currency exchange rates;

•	our ability to convert bookings to revenue;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•

the invasion of Ukraine by Russia and the related sanctions and other measures being implemented or imposed in response thereto, or any potential expansion or escalation of the conflict or its economic disruption beyond its current scope;

•	wage increases in countries where we have operations;

•	our ability to hire and retain enough qualified employees to support our operations;

•	general inflationary pressures and our ability to share increased costs with our clients;

•	our ability to effectively price our services and maintain pricing and employee utilization rates;

•	the impact of the COVID-19 pandemic on our business, results of operations and financial condition;

•	our ability to develop and successfully execute our business strategies;

•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;

•	telecommunications or technology disruptions or breaches, natural or other disasters, or medical epidemics or pandemics, including the COVID-19 pandemic;

•

our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of tax policy changes in India, and our ability to effectively execute our tax planning strategies;

•	our dependence on revenues derived from clients in the United States and Europe and clients that operate in certain industries, such as the financial services industry;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our ability to attract and retain clients and to develop and maintain client relationships on attractive terms;

•	our ability to service our defined contribution and benefit plan payment obligations;

•	clarification as to the possible retrospective application of a judicial pronouncement in India regarding our defined contribution and benefit plan payment obligations;

•	our relationship with the General Electric Company, or GE, and our ability to maintain relationships with former GE businesses;

•

financing terms, including, but not limited to, changes in the London Interbank Offered Rate, or LIBOR, including the pending global phase-out of LIBOR, the development of alternative rates, including the Secured Overnight Financing Rate, and changes to our credit ratings;

•

our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

•	restrictions on visas for our employees traveling to North America and Europe;

•	fluctuations in currency exchange rates between the currencies in which we transact business;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	legislation in the United States or elsewhere that adversely affects demand for business process outsourcing, information technology and digital transformation services offshore;

•	increasing competition in our industry;

•	our ability to protect our intellectual property and the intellectual property of others;

•	deterioration in the global economic environment and its impact on our clients, including the bankruptcy of our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings and acquisitions; and

•	unionization of any of our employees.

Although we believe the expectations reflected in our forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. We undertake no obligation to revise or update any of these forward-looking statements, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Forms 10-K, 10-Q and 8-K filed with the SEC.

ABOUT GENPACT LIMITED

Genpact is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience over time running thousands of processes for hundreds of Fortune Global 500 companies. We have over 115,300 employees serving clients in key industry verticals from more than 30 countries.

Genpact Limited is a Bermuda exempted limited company. Its registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and its telephone number at that address is (441) 298-3300. The administrative and principal office of its affiliate, Genpact LLC, in the United States is located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.

ABOUT GENPACT LUXEMBOURG S.À R.L.

Genpact Luxembourg S.à r.l. is an indirect, wholly-owned subsidiary of Genpact Limited. It is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of

Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B131.149. Its registered office is located at 12F, Rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and its telephone number at that address is +352 466111 3721.

ABOUT GENPACT USA, INC.

Genpact USA, Inc., a Delaware corporation, is an indirect, wholly-owned subsidiary of Genpact Limited and a direct, wholly-owned subsidiary of Genpact Luxembourg S.à r.l. Its principal office is located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036, and its telephone number at that address is (646) 624-5913.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any sale of any securities offered under this prospectus.

DESCRIPTION OF DEBT SECURITIES OF

GENPACT LIMITED

The following description summarizes the general terms and provisions of senior and subordinated debt securities that Genpact Limited may offer and sell from time to time. As used in this “Description of Debt Securities of Genpact Limited,” Genpact Limited means Genpact Limited, excluding, unless the context otherwise requires or as expressly stated, its subsidiaries and affiliates; the term “debt securities” means the senior and subordinated debt securities that Genpact Limited may issue and that the applicable trustee authenticates and delivers under the applicable indenture. When we refer to “we,” “our,” “us,” or “the issuer” in this section, we mean Genpact Limited, excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries and affiliates. Please also see the definitions of the capitalized terms set forth below under “—Certain Definitions.” The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

Genpact Limited may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between Genpact Limited and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. Genpact Limited may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between Genpact Limited and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The senior indenture and the subordinated indenture are each referred to individually as an indenture and collectively as the indentures and, the senior trustee and the subordinated trustee are each referred to individually as a trustee and collectively as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

Unless otherwise indicated in the applicable prospectus supplement, with respect to a particular series of debt securities, the debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series without notice to existing holders of debt securities of that series.

Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:

•	the title;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	any limit on the aggregate principal amount;

•	the offering price;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the interest rate, if any, payable on overdue installments of principal, premium or interest;

•	the place where payments shall be made;

•	any mandatory or optional redemption provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	whether the debt securities will be issuable in the form of a global security and, if so, the identity of the depositary with respect to such global security;

•	any paying agents, authenticating agents or security registrars;

•	any guarantees on the debt securities;

•	any security for any of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	any special tax implications of the debt securities; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.

Debt securities may be issued as original issue discount debt securities and sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. If we issue these debt securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important.

Certain Terms of the Debt Securities

Limitations on Liens. Unless otherwise indicated in a prospectus supplement, the issuer will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a Mortgage with respect to any such indebtedness, that the debt securities (together with, if the issuer shall so determine, any other indebtedness of or guarantee by the issuer or such Restricted Subsidiary ranking equally with such debt securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the issuer, prior to) such Secured Debt. The foregoing restriction with respect to Secured Debt, however, will not apply to:

•

Mortgages on property existing at the time of acquisition thereof by the issuer or any Subsidiary, whether or not assumed, provided that such Mortgages were in existence prior to the contemplation of such acquisition;

•

Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by the issuer or a Subsidiary and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

•

Mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the issuer or a Restricted Subsidiary (including leases) or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

•	Mortgages to secure indebtedness owing to the issuer or a Restricted Subsidiary;

•	Mortgages existing at the date of the applicable indenture;

•

Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the issuer or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the issuer or a Restricted Subsidiary, provided that such Mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

•

Mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such Mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by the issuer or any Restricted Subsidiary in good faith by appropriate proceedings and the issuer or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

•	Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and

•	extensions, renewals, refinancings or replacements of any Mortgage referred to in the foregoing bullets; provided, however, that any such Mortgages shall not extend to or cover any property of the issuer or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clause and improvements thereto; and provided, further, that any refinancing or replacement of any Mortgages permitted by the seventh or eighth bullet above shall be of the type referred to therein, as the case may be.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the issuer and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the debt securities, provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under foregoing bullets), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph under “Limitations on Sale and Lease-Back Transactions” for the applicable indenture, does not exceed the greater of $475,000,000 and 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.

Limitations on Sale and Lease-Back Transactions. Unless otherwise indicated in a prospectus supplement, the issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any such transaction involving a lease for a term of not more than three years or any such transaction solely between the issuer and/or a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) the issuer or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the assets involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the debt securities as described above under “Limitation on Liens”; or (2) the issuer shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 365 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of the issuer or a Restricted Subsidiary that matures more than 12 months after such Sale and Lease-Back Transaction or the purchase, construction or development of other comparable property.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the issuer and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by the bullets under “Limitation on Liens” above, does not exceed the greater of $475,000,000 and 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.

Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, the issuer shall not consolidate with or merge into any other person (in a transaction in which the issuer is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which the issuer is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the issuer, substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or Bermuda and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the trustee, in form satisfactory to such trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of such indenture on the part of the issuer to be performed or observed by it in accordance with such indenture;

•

immediately after giving effect to such transaction, no event of default (as defined in the applicable indenture), and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

the issuer has delivered to the trustee an officer’s certificate and an opinion of counsel (as defined in the applicable indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

In the event that the issuer consolidates with or merges into any other person (in a transaction in which the issuer is not the surviving corporation) or conveys, transfers or leases its properties or assets substantially as an entirety to any person, and such person complies with the requirements described above, the issuer will be released and discharged from all of its obligations under the applicable indenture.

No Protection in the Event of a Change of Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series at its maturity;

•	failure to pay any interest on any debt security of that series when due and payable, if that failure continues for 30 days;

•	failure to make any sinking fund payment when due and payable, if that failure continues for 30 days;

•	failure to perform any other covenant in the indenture, if that failure continues for 60 days after we are given the notice of the failure required in the indenture;

•	certain events of bankruptcy, insolvency or reorganization;

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the issuer (or the payment of which is guaranteed by the issuer), if that default:

•

is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its scheduled maturity,

and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200.0 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by the issuer, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then such event of default caused by such default will be deemed likewise to be cured or waived; and

•	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in the fifth bullet point above shall occur and be continuing with respect to a series of debt securities, and in such case, either the trustee or the holders of at least 25% in aggregate principal amount of such series then outstanding may declare the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of the debt securities of that series to be due and payable immediately. If an event of default described in the fifth bullet point above shall occur, the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of that series will automatically become immediately due and payable. Any payment by the issuer on the subordinated debt securities following any acceleration will be subject to the subordination provisions described below under “—Certain Terms of the Subordinated Debt Securities.”

After a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration and its consequences on behalf of the holders of all such debt securities of such series if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the indenture.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security or indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

•

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in the bullets immediately above.

Satisfaction and Discharge; Defeasance. We may be discharged from our obligations on the debt securities of any series when:

(a) either:

(1) all of the debt securities of that series that have been authenticated and delivered (except lost, stolen or destroyed securities which have been replaced or paid and securities for whose payment money has been held in trust) have been cancelled or delivered to the trustee for cancellation; or

(2) all of the debt securities of that series not cancelled or delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited enough money with the trustee to pay all the principal, interest and any premium due to the date of such deposit or the stated maturity date or redemption date of the debt securities, as the case may be;

(b) we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of such series; and

(c) we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Each indenture contains a provision that permits us to elect either or both of the following:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:

(1)	the limitations on sale and lease-back transactions under the indenture;

(2)	the limitations on liens under the indenture;

(3)	covenants as to payment of taxes and maintenance of properties; and

(4)	the subordination provisions under the subordinated indenture.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities to be defeased. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, as well as an officer’s certificate and an opinion of counsel, each stating that the conditions precedent relating to such defeasance have been satisfied.

If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Modification and Waiver. We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indenture for the benefit of the holders, without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default or surrendering our rights or powers;

•	making certain changes to facilitate the issuance of the debt securities;

•	securing the debt securities;

•	adding guarantees in respect of any debt securities;

•	providing for a successor trustee;

•

curing any ambiguities, defects or inconsistencies in the indenture or to conform the indenture with respect to any series of debt securities to the description of such series set forth in this prospectus or any applicable prospectus supplement; and

•	other changes specified in the indenture.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of, or the timing of any payment of principal, premium or installment of interest with respect to, any debt security;

•	reduce the principal, premium, if any, or interest rate on any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the method of computing the amount of principal or interest of any debt security or the place of payment or the currency in which any debt security is payable;

•	impair the right to sue for any payment after the stated maturity or redemption date;

•	in the case of subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders subordinated debt securities; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Under each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of all holders:

•	waive our compliance with certain covenants of the indenture; and

•

waive any past default under the indenture, except (1) a default in the payment of the principal of, or any premium or interest on, the debt securities, and (2) a default under any provision of the indenture which itself cannot be modified without the consent of the holders of each affected holder of debt securities.

Notice of Redemption. Notice of any redemption of debt securities will be mailed at least 10 but not more than 30 days before the redemption date to each holder of record of the debt securities to be redeemed. The notice of redemption for the debt securities will state, among other things, the amount of such debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of such debt securities to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any debt securities that have been called for redemption at the redemption date. If fewer than all of such debt securities are to be redeemed at any time, not more than 45 days prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities not previously called shall be selected in accordance with the procedures of The Depository Trust Company.

Redemption for Taxation Reasons. Unless otherwise provided in the applicable prospectus supplement, the issuer may redeem the debt securities of a particular series in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the holders of such debt securities (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record of such debt securities on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the issuer determines in good faith that, as a result of:

•	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or

•

any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing bullets, a “Change in Tax Law”),

a Payor (as defined below) is, or on the next interest payment date in respect of such debt securities would be, required to pay Additional Amounts with respect to such debt securities and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction). Such Change in Tax Law must be publicly announced and become effective on or after the date of issuance of such debt securities (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after such date, such later date). The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to such indenture.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of a series of debt securities pursuant to the foregoing, the issuer will deliver to the trustee (a) an officer’s certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The trustee will accept and shall be entitled to rely conclusively on such officer’s certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

Withholding Taxes. Unless otherwise provided in the applicable prospectus supplement, all payments made by or on behalf of the issuer (the issuer and any successor thereof, making such payment, the “Payor”) in respect of debt securities, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

•

any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment is made by or on behalf of any Payor or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the paying agent); or

•

any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of the foregoing bullets, a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of any Payor or the paying agent with respect to any debt securities, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on any such debt securities in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

•	any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary,

member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such debt securities or the receipt of any payment or the exercise or enforcement of rights under such debt securities or the indenture;

•

any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the holder or the beneficial owner of the debt securities to comply with a reasonable written request of the Payor addressed to the holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, in each case, only to the extent the holder or beneficial owner is legally entitled to do so;

•

any Taxes, to the extent such Taxes are imposed as a result of the presentation of the debt securities for payment more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the debt securities been presented on the last day of such 30 day period);

•	any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the debt securities;

•	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

•

any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code, in each case, as of the date of issuance of the debt securities (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

•	any combination of the foregoing.

In addition, no Additional Amounts shall be paid with respect to a holder who is a fiduciary or a partnership or any person other than the sole beneficial owner of the debt securities, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such debt securities directly. The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant tax authority imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable. Such copies shall be made available to the holders upon reasonable request and will be made available at the designated corporate trust office of the paying agent.

If a Payor is obligated to pay Additional Amounts with respect to any payment made on any series of debt securities, at least 30 days prior to the date of such payment, the Payor will deliver to the trustee an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the paying agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such officer’s certificate as promptly as practicable thereafter). The applicable trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.

Wherever in an indenture, any debt securities or this “Description of Debt Securities of Genpact Limited,” there is mentioned, in any context:

•	the payment of principal;

•	interest; or

•	any other amount payable on or with respect to any series of debt securities,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay and indemnify each holder for any present or future stamp, issue, registration, court or documentary taxes, or charges or similar levies (including any related interest or penalties with respect thereto) or any other excise or property taxes, charges or similar taxes (including any related penalties or interest with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, issuance, enforcement or registration, or receipt of payments with respect to the debt securities, the indenture, or any other document referred to therein (other than in each case, in connection with a transfer of the debt securities after the initial sale or resale by the underwriters or initial purchasers thereof).

The foregoing obligations will survive any termination, defeasance or discharge of the indenture with respect to the applicable series of debt securities, any transfer by a holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to, the debt securities is made by or on behalf of such person, or any political subdivision or taxing authority or agency thereof or therein.

Concerning the Trustee. The trustee to be named in the applicable prospectus supplement for a senior indenture or subordinated indenture, as applicable, not in its individual capacity but solely as trustee, will be the trustee, registrar and paying agent under such indenture.

Governing Law. Each of the indentures will be governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles.

Certain Definitions

Set forth below are certain defined terms used in the indentures. Reference is made to each of the indentures for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors) and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the applicable indenture, compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.

“Consolidated Total Assets” means, as at any date, the total assets of the issuer and its Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles) that would be shown as total assets on a consolidated balance sheet of the issuer and its Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the issuer or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the issuer or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the issuer or any Restricted Subsidiary or any assets of the issuer or any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Restricted Subsidiary” means any Subsidiary that owns any assets of the issuer (on a consolidated basis with its Subsidiaries); provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary that is principally engaged in financing receivables.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the issuer or any Restricted Subsidiary of any assets that have been or are to be sold or transferred by the issuer or such Restricted Subsidiary to such person.

“Secured Debt” means any debt for borrowed money secured by a Mortgage upon any assets of the issuer or any Restricted Subsidiary.

“Subsidiary” means a corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned, directly or indirectly, by the issuer or by one or more other Subsidiaries, or by the issuer and one or more other Subsidiaries, and the accounts of which are consolidated with those of the issuer in its most recent consolidated financial statements in accordance with generally accepted accounting principles.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series in part, we will not be required to:

•

issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

Unless otherwise indicated in the prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and

•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

At our option, however, we may pay interest by mailing a check to the record holder.

The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us, subject to applicable escheatment laws. Thereafter, the holder may look only to us for such payment.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the issuer’s Senior Indebtedness. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of the issuer’s Senior Indebtedness, the issuer may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of the issuer’s assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all the issuer’s Senior Indebtedness. Because of this subordination, if the issuer dissolves or otherwise liquidates, holders of the issuer’s subordinated debt securities may receive less, ratably, than holders of the issuer’s Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF DEBT SECURITIES OF

GENPACT LUXEMBOURG S.À R.L. AND GENPACT USA, INC.

The following description summarizes the general terms and provisions of senior debt securities that Genpact Luxembourg S.à r.l. may offer and sell from time to time and, if co-issued by Genpact USA, Inc., that Genpact Luxembourg S.à r.l. and Genpact USA, Inc. may offer and sell from time to time. As used in this “Description of Debt Securities of Genpact Luxembourg S.à r.l. and Genpact USA, Inc.,” Genpact Luxembourg means Genpact Luxembourg S.à r.l. and Genpact USA means Genpact USA, Inc., in each case, unless the context otherwise requires or as expressly stated, their respective subsidiaries and affiliates; the term “debt securities” means the senior debt securities that Genpact Luxembourg may issue or, if co-issued by Genpact Luxembourg, the senior debt securities that Genpact Luxembourg and Genpact USA co-issue and, in either case, that the applicable trustee authenticates and delivers under the applicable indenture; and the term “parent guarantor” means Genpact Limited, excluding, unless the context otherwise requires or as expressly stated, its subsidiaries and affiliates. When we refer to “we,” “our,” “us,” or “the issuer(s)” in this section, we mean Genpact Luxembourg or, in the case of debt securities co-issued by Genpact USA, Genpact Luxembourg and Genpact USA, excluding, unless the context otherwise requires or as otherwise expressly stated, their respective subsidiaries and affiliates. Please also see the definitions of the capitalized terms set forth below under “—Certain Definitions.” The following description summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below may apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

Genpact Luxembourg may issue senior debt securities from time to time, in one or more series, under the Indenture, dated as of March 27, 2017, by and among Genpact Luxembourg S.à r.l., Genpact Limited and Wells Fargo Bank, National Association, as trustee (the “Genpact Luxembourg Indenture”). Genpact Luxembourg and Genpact USA may co-issue senior debt securities from time to time, in one or more series, under the Indenture, dated as of March 26, 2021, by and among Genpact Luxembourg S.à r.l., Genpact USA, Inc., Genpact Limited and Wells Fargo Bank, National Association, as trustee (the “Genpact Co-Issuer Indenture”). The Genpact Luxembourg Indenture and the Genpact Co-Issuer Indenture are each referred to individually as an indenture and collectively as the indentures and, together, the respective indenture trustees are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

General

The debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations.

Unless otherwise indicated in the applicable prospectus supplement, with respect to a particular series of debt securities, the debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series without notice to existing holders of debt securities of that series.

Each prospectus supplement relating to a particular series of debt securities will include specific information relating to the offering. This information will include some or all of the following terms of the debt securities of the series:

•	the title;

•	any limit on the aggregate principal amount;

•	the offering price;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the interest rate, if any, payable on overdue installments of principal, premium or interest;

•	the place where payments shall be made;

•	any mandatory or optional redemption provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, that the amount payable will be deemed to be the principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	whether the debt securities will be issuable in the form of a global security and, if so, the identity of the depositary with respect to such global security;

•	any paying agents, authenticating agents or security registrars;

•	any guarantees on the debt securities;

•	any security for any of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	any special tax implications of the debt securities; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.

Debt securities may be issued as original issue discount debt securities and sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. If we issue these debt securities, the prospectus supplement relating to such series of debt securities will describe any special tax, accounting or other information which we think is important.

Guarantees

Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, none of the debt securities will be guaranteed by Genpact Limited, which we refer to as the parent guarantor. If the applicable prospectus supplement specifies otherwise, however, the parent guarantor will fully and unconditionally guarantee to each holder of debt securities offered and sold pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The prospectus supplement will describe the parent guarantee, including the terms under which the parent guarantee will be provided. The parent guarantee will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of the parent guarantor.

Unless otherwise indicated in a prospectus supplement, none of the debt securities will be guaranteed by any of our subsidiaries. If the applicable prospectus supplement specifies otherwise, however, Genpact USA, which we refer to as the subsidiary guarantor, may fully and unconditionally guarantee to each holder of debt securities issued by Genpact Luxembourg (the “subsidiary guarantee”) the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same become due and payable, whether at maturity, upon acceleration or otherwise. The prospectus supplement will describe the subsidiary guarantee and the terms under which such subsidiary guarantee will be provided and the conditions under which such subsidiary guarantee may be released. The subsidiary guarantee will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of the subsidiary guarantor.

The subsidiary guarantee will provide that the obligations of the subsidiary guarantor will be limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance. The subsidiary guarantee of the debt securities may be subject to review under United States federal or state fraudulent transfer law, which could limit its enforceability. To the extent that a United States court were to find that (x) the subsidiary guarantee was incurred with intent to hinder, delay or defraud any present or future creditor, or a subsidiary guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) the subsidiary issuing the subsidiary guarantee did not receive fair consideration or reasonably equivalent value for issuing its subsidiary guarantee and the subsidiary guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the subsidiary guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a subsidiary guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, that court could avoid or subordinate the subsidiary guarantee in favor of a subsidiary guarantor’s other creditors. If the subsidiary guarantee were subordinated by a court, payments of principal and interest on the debt securities generally would be subject to the prior payment in full of all other indebtedness of the subsidiary guarantor. Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary guarantor as a result of the issuance by the issuer of the debt securities. The extent (if any) to which the subsidiary guarantor may be deemed to have received such benefits may depend on the use of the proceeds of any offering of debt securities which are guaranteed by the subsidiary guarantor, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the subsidiary guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. There can be no assurance, however, that a court would determine that the subsidiary guarantor received fair consideration or reasonably equivalent value for issuing its subsidiary guarantee.

Certain Terms of the Debt Securities

Limitations on Liens. Unless otherwise indicated in a prospectus supplement, the issuer(s) and the parent guarantor, if any, will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a Mortgage with respect to any such indebtedness, that the debt securities (together with, if the issuer(s) shall so determine, any other indebtedness of or guarantee by such issuer, the parent guarantor or such Restricted Subsidiary ranking equally with such debt securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of such issuer, prior to) such Secured Debt. The foregoing restriction with respect to Secured Debt, however, will not apply to:

•

Mortgages on property existing at the time of acquisition thereof by such issuer, the parent guarantor or any Subsidiary, whether or not assumed, provided that such Mortgages were in existence prior to the contemplation of such acquisition;

•

Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by such issuer, the parent guarantor or a Subsidiary and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

•

Mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by such issuer, the parent guarantor or a Restricted Subsidiary (including leases) or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

•	Mortgages to secure indebtedness owing to such issuers, the parent guarantor or a Restricted Subsidiary;

•	Mortgages existing at the date of the applicable indenture;

•

Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with such issuer, the parent guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to such issuer, the parent guarantor or a Restricted Subsidiary, provided that such Mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

•

Mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such Mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by such issuer, the parent guarantor or any Restricted Subsidiary in good faith by appropriate proceedings and such issuer, the parent guarantor or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

•	Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and

•

extensions, renewals, refinancings or replacements of any Mortgage referred to in the foregoing bullets; provided, however, that any such Mortgages shall not extend to or cover any property of such issuer, the parent guarantor or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clause and improvements thereto; and provided, further, that any refinancing or replacement of any Mortgages permitted by the seventh or eighth bullet above shall be of the type referred to therein, as the case may be.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, any issuer, the parent guarantor and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the debt securities, provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under foregoing bullets), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph under “Limitations on Sale and Lease-Back Transactions” for the applicable indenture, does not exceed (1) in the case of the Luxembourg Indenture, the greater of $290,000,000 and 10.0% of Consolidated Total Assets and (2) in the case of the Genpact Co-Issuer Indenture, the greater of $475,000,000 and 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.

Limitations on Sale and Lease-Back Transactions. Unless otherwise indicated in a prospectus supplement, the issuer(s) and the parent guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any such transaction involving a lease for a term of not more than three years or any such transaction solely between such issuer, the parent guarantor and/or a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) such issuer, the parent guarantor or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the assets involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the debt securities as described above under “Limitation on Liens”; or (2) such issuer or the parent guarantor shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 365 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of such issuer, the parent guarantor or a Restricted Subsidiary that matures more than 12 months after such Sale and Lease-Back Transaction or the purchase, construction or development of other comparable property.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the issuer(s), the parent guarantor and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by the bullets under “Limitation on Liens” above, does not exceed (1) in the case of the Luxembourg Indenture, the greater of $290,000,000 and 10.0% of Consolidated Total Assets and (2) in the case of the Genpact Co-Issuer Indenture, the greater of $475,000,000 and 10.0% of Consolidated Total Assets, in each case, as most recently determined on or prior to such date.

Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, neither an issuer nor the parent guarantor shall consolidate with or merge into any other person (in a transaction in which such issuer or the parent guarantor, as applicable, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

•

the person which acquires by conveyance or transfer, or which leases, the properties and assets of such issuer or the parent guarantor, as applicable, substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or Bermuda or any country which is, on the date of the applicable indenture, a member state of the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the applicable trustee, in form satisfactory to such trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of such indenture on the part of such issuer or the parent guarantor, as applicable, to be performed or observed by it in accordance with such indenture;

•

immediately after giving effect to such transaction, no event of default (as defined in the applicable indenture), and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

the issuer(s) have delivered to the trustee an officer’s certificate and an opinion of counsel (as defined in the applicable indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

In the event that an issuer or the parent guarantor consolidates with or merges into any other person (in a transaction in which such issuer or the parent guarantor, as applicable, is not the surviving corporation) or conveys, transfers or leases its properties or assets substantially as an entirety to any person, and such person complies with the requirements described above, such issuer or the parent guarantor, as applicable, will be released and discharged from all of its obligations under the applicable indenture.

No Protection in the Event of a Change of Control. Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

•	failure to pay principal of or any premium on any debt security of that series at its maturity;

•	failure to pay any interest on any debt security of that series when due and payable, if that failure continues for 30 days;

•	failure to make any sinking fund payment when due and payable, if that failure continues for 30 days;

•	failure to perform any other covenant in the indenture, if that failure continues for 60 days after we are given the notice of the failure required in the indenture;

•	certain events of bankruptcy, insolvency or reorganization;

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of an issuer or the parent guarantor (or the payment of which is guaranteed by an issuer or the parent guarantor), if that default:

•

is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its scheduled maturity,

and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200.0 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by an issuer or the parent guarantor, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then such event of default caused by such default will be deemed likewise to be cured or waived; and

•	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in the fifth bullet point above shall occur and be continuing with respect to a series of debt securities, and in such case, either the trustee or the holders of at least 25% in aggregate principal amount of such series then outstanding may declare the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of the debt securities of that series to be due and payable immediately. If an event of default described in the fifth bullet point above shall occur, the principal amount (or, if the debt securities of the series are original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) of all the debt securities of that series will automatically become immediately due and payable.

After a declaration of acceleration has been made, but before a judgment or decree for the payment of money due upon acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series, under certain circumstances, may rescind and annul such acceleration and its consequences on behalf of the holders of all such debt securities of such series if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived as provided in the indenture.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security or indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

•

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in the bullets immediately above.

Satisfaction and Discharge; Defeasance. We may be discharged from our obligations on the debt securities of any series and the parent guarantor, if any, may be released from the parent guarantee when:

(a) either:

(1) all of the debt securities of that series that have been authenticated and delivered (except lost, stolen or destroyed securities which have been replaced or paid and securities for whose payment money has been held in trust) have been cancelled or delivered to the trustee for cancellation; or

(2) all of the debt securities of that series not cancelled or delivered to the trustee for cancellation (A) have become due and payable, (B) will become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we have (irrevocably, in the case of the Genpact Co-Issuer Indenture) deposited or caused to be deposited enough money with the trustee to pay all the principal, interest and any premium due to the date of such deposit or the stated maturity date or redemption date of the debt securities, as the case may be;

(b) we have paid or caused to be paid all other sums payable by us under the indenture with respect to the debt securities of such series; and

(c) we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Each indenture contains a provision that permits us to elect either or both of the following:

•

to be discharged from all of our obligations and for the parent guarantor, if any, to be released from the parent guarantee, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

•

to be released from our and the parent guarantor’s obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants:

(1)	the limitations on sale and lease-back transactions under the indenture;

(2)	the limitations on liens under the indenture; and

(3)	covenants as to payment of taxes and maintenance of properties.

To make either of the above elections, we must irrevocably deposit in trust with the applicable trustee enough money to pay in full the principal, interest and any premium on the debt securities to be defeased. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, as well as an officer’s certificate and an opinion of counsel, each stating that the conditions precedent relating to such defeasance have been satisfied.

If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture or the parent guarantee, if any, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Modification and Waiver. We and the applicable trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indenture for the benefit of the holders, without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default or surrendering our rights or powers;

•	making certain changes to facilitate the issuance of the debt securities;

•	securing the debt securities;

•	adding guarantees in respect of any debt securities;

•	providing for a successor trustee;

•

curing any ambiguities, defects or inconsistencies in the indenture or to conform the indenture with respect to any series of debt securities to the description of such series set forth in this prospectus or any applicable prospectus supplement; and

•	other changes specified in the indenture.

However, neither we nor the applicable trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of, or the timing of any payment of principal, premium or installment of interest with respect to, any debt security;

•	reduce the principal, premium, if any, or interest rate on any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the method of computing the amount of principal or interest of any debt security or the place of payment or the currency in which any debt security is payable;

•	impair the right to sue for any payment after the stated maturity or redemption date; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Under each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of all holders:

•	waive our compliance with certain covenants of the indenture; and

•

waive any past default under the indenture, except (1) a default in the payment of the principal of, or any premium or interest on, the debt securities, and (2) a default under any provision of the indenture which itself cannot be modified without the consent of the holders of each affected holder of debt securities.

Notice of Redemption. Notice of any redemption of debt securities will be mailed at least 10 but not more than 30 days before the redemption date to each holder of record of the debt securities to be redeemed. The notice of redemption for the debt securities will state, among other things, the amount of such debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of such debt securities to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any debt securities that have been called for redemption at the redemption date. If fewer than all of such debt securities are to be redeemed at any time, not more than 45 days prior to the redemption date, the particular debt securities or portions thereof for redemption from the outstanding debt securities not previously called shall be selected in accordance with the procedures of The Depository Trust Company.

Redemption for Taxation Reasons. Unless otherwise provided in the applicable prospectus supplement, the issuer(s) may redeem the debt securities of a particular series in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the holders of such debt securities (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record of such debt securities on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the issuer(s) determine in good faith that, as a result of:

•	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or

•

any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing bullets, a “Change in Tax Law”), a Payor (as defined below) is, or on the next interest payment date in respect of such debt securities would be, required to pay Additional Amounts with respect to such debt securities and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of the parent guarantor, only if the payment giving rise to such requirement cannot be made by the issuer(s) without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the date of issuance of such debt securities (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after such date, such later date). The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the applicable indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to such indenture.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of a series of debt securities pursuant to the foregoing, the issuer(s) will deliver to the applicable trustee (a) an officer’s certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to such trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. Such trustee will accept and shall be entitled to rely conclusively on such officer’s certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

Withholding Taxes. Unless otherwise provided in the applicable prospectus supplement, all payments made by or on behalf of the issuer(s) or by the parent guarantor under or with respect to the parent guarantee (each issuer or the parent guarantor and, in each case, any successor thereof, making such payment, the “Payor”) in respect of debt securities, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

•

any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment is made by or on behalf of any Payor or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the paying agent); or

•

any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of the foregoing bullets, a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of any Payor or the paying agent with respect to any debt securities or the parent guarantee, as applicable, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on any such debt securities or the parent guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

•

any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such debt securities or the receipt of any payment or the exercise or enforcement of rights under such debt securities or the parent guarantee or the applicable indenture;

•

any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the holder or the beneficial owner of the debt securities to comply with a reasonable written request of the Payor addressed to the holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, in each case, only to the extent the holder or beneficial owner is legally entitled to do so;

•

any Taxes, to the extent such Taxes are imposed as a result of the presentation of the debt securities for payment more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the debt securities been presented on the last day of such 30 day period);

•	any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the debt securities or the parent guarantee;

•	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

•	any Taxes to the extent such Taxes are withheld by application of the Luxembourg law of December 23, 2005, as amended;

•

any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code, in each case, as of the date of issuance of the debt securities (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

•	any combination of the foregoing.

In addition, no Additional Amounts shall be paid with respect to a holder who is a fiduciary or a partnership or any person other than the sole beneficial owner of the debt securities, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such debt securities directly.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant tax authority imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable. Such copies shall be made available to the holders upon reasonable request and will be made available at the designated corporate trust office of the paying agent.

If a Payor is obligated to pay Additional Amounts with respect to any payment made on any series of debt securities, at least 30 days prior to the date of such payment, the Payor will deliver to the applicable trustee an officer’s certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the paying agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such officer’s certificate as promptly as practicable thereafter). The applicable trustee shall be entitled to rely solely on such officer’s certificate as conclusive proof that such payments are necessary.

Wherever in an indenture, any debt securities, any guarantee or this “Description of Debt Securities of Genpact Luxembourg S.à r.l. and Genpact USA, Inc.,” there is mentioned, in any context:

•	the payment of principal;

•	interest; or

•	any other amount payable on or with respect to any series of debt securities,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay and indemnify each holder for any present or future stamp, issue, registration, court or documentary taxes, or charges or similar levies (including any related interest or penalties with respect thereto) or any other excise or property taxes, charges or similar taxes (including any related penalties or interest with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, issuance, enforcement or registration, or receipt of payments with respect to the debt securities, the parent Guarantee, the applicable indenture, or any other document referred to therein (other than in each case, in connection with a transfer of the debt securities after the initial sale or resale by the underwriters or initial purchasers thereof), except for any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of the aforementioned documents by a holder with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or registration of the aforementioned documents in Luxembourg when such registration is not required to enforce the rights of that holder under the aforementioned documents.

The foregoing obligations will survive any termination, defeasance or discharge of the applicable indenture with respect to the applicable series of debt securities, any transfer by a holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to, the debt securities is made by or on behalf of such person, or any political subdivision or taxing authority or agency thereof or therein.

Concerning the Trustee. Wells Fargo Bank, National Association, not in its individual capacity but solely as trustee, is the trustee, registrar and paying agent under each indenture.

Wells Fargo Bank, National Association has performed and will perform other services for the parent guarantor and certain of its subsidiaries in the normal course of its business.

Governing Law. Each of the indentures is governed by, and construed under, the laws of the State of New York, without regard to conflicts of laws principles. For the avoidance of doubt, the provisions of articles 470-1 to

470-19 of the Luxembourg act dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Companies Act 1915”) are not applicable to the debt securities issued under either indenture. No holder of any such debt securities may initiate proceedings against the Genpact Luxembourg based on article 470-21 of the Luxembourg Companies Act 1915.

Certain Definitions

Set forth below are certain defined terms used in the indentures. Reference is made to each of the indentures for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors) and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities of each series outstanding pursuant to the applicable indenture, compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.

“Consolidated Total Assets” means, as at any date, the total assets of the parent guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles) that would be shown as total assets on a consolidated balance sheet of parent guarantor and its Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.

“Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by an issuer, the parent guarantor or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of an issuer, the parent guarantor or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to such issuer, the parent guarantor or any Restricted Subsidiary or any assets of such issuer, the parent guarantor or any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Restricted Subsidiary” means any Subsidiary that owns any assets of the parent guarantor (on a consolidated basis with its Subsidiaries); provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary that is principally engaged in financing receivables.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by an issuer, the parent guarantor or any Restricted Subsidiary of any assets that have been or are to be sold or transferred by such issuer, the parent guarantor or such Restricted Subsidiary to such person.

“Secured Debt” means any debt for borrowed money secured by a Mortgage upon any assets of an issuer, the parent guarantor or any Restricted Subsidiary.

“Subsidiary” means a corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned, directly or indirectly, by the parent guarantor or by one or more other Subsidiaries, or by the parent guarantor and one or more other Subsidiaries, and the accounts of which are consolidated with those of the parent guarantor in its most recent consolidated financial statements in accordance with generally accepted accounting principles.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series in part, we will not be required to:

•

issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of sending a notice of redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Payment and Paying Agents

Unless otherwise indicated in the prospectus supplement:

•	payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and

•	payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

At our option, however, we may pay interest by mailing a check to the record holder.

The corporate trust office of the applicable trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us, subject to applicable escheatment laws. Thereafter, the holder may look only to us for such payment.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only. This description is based upon, and is qualified by reference to, our memorandum of association, our bye-laws and applicable provisions of Bermuda company law. This summary is not complete. You should read our memorandum of association and our bye-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

We are an exempted company organized under the Companies Act 1981 (Bermuda) (the “Companies Act”). We are registered with the Registrar of Companies in Bermuda under registration number EC 39838. Genpact Limited was incorporated on March 29, 2007. Our registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda. The rights of our shareholders are governed by Bermuda law and our memorandum of association and bye-laws. The Companies Act may differ in some material respects from laws generally applicable to United States corporations and their shareholders.

Share Capital

Our authorized capital consists of 500,000,000 common shares, $0.01 par value per share and 250,000,000 preference shares, $0.01 par value per share. As of May 5, 2022, there were 185,148,923 common shares outstanding and no preference shares are outstanding. All of our issued and outstanding shares are fully paid up.

Pursuant to our bye-laws, and subject to the requirements of The New York Stock Exchange on which our common shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold our common shares.

Common Shares

Holders of our common shares are entitled, subject to the provisions of our bye-laws, to one vote per share on all matters submitted to or requiring a vote of holders of common shares. Unless a different majority is required by Bermuda law or by our bye-laws, resolutions to be approved by holders of common shares may be passed by a simple majority of votes cast at a meeting at which a quorum is present. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding or representing shareholders holding more than 50% of the issued shares of the company carrying the right to vote at general meetings.

Upon the liquidation, dissolution or winding up of our company, the holders of our common shares are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the rights of any holders of any preference shares in the company which may be in issue and having preferred rights on any return of capital.

Our common shares have no preemptive, subscription, redemption or conversion rights.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of our company. These preference shares are of the type commonly referred to as “blank-check” preferred stock.

Dividends

Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. Under our bye-laws, after making all necessary provisions for the payment of any preferred dividends in respect of applicable preference shares, each common share is entitled to dividends if, as and when dividends are declared by our board of directors. There are no restrictions in Bermuda on our ability to transfer funds in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

Any cash dividends payable to holders of our common shares listed on the New York Stock Exchange will be paid to Computershare Trust Company, N.A., our transfer agent in the United States, for disbursement to those holders.

Prior to 2017, we did not declare regular dividends. In February 2017, we announced the declaration of the first quarterly cash dividend on our common shares and have paid a quarterly cash dividend each quarter since that date. Any determination to pay dividends to holders of our common shares in the future, including future payment of a regular quarterly cash dividend, will be at the discretion of our board of directors and will depend on many factors, including our financial condition, results of operations, general business conditions, statutory requirements under Bermuda law and any other factors our board of directors deems relevant. Our ability to pay dividends will also continue to be subject to restrictive covenants contained in credit facility agreements governing indebtedness we and our subsidiaries have incurred or may incur in the future. In addition, statutory requirements under Bermuda law could require us to defer making a dividend payment on a declared dividend date until such time as we can meet statutory requirements under Bermuda law. A reduction in, delay of, or elimination of our dividend payments could have a negative effect on our share price.

Variation of Rights

The rights attaching to a particular class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of not less than 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing by proxy the majority of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares (as regards participation in the profits or assets of the Company) ranking in priority to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.

Repurchase of Shares

At its discretion and without the sanction of a resolution, our board of directors may authorize the purchase by our company of our own shares, of any class, at any price. To the extent permitted by Bermuda law, the shares to be purchased may be selected in any manner whatsoever, upon such terms as our board of directors may determine in its discretion.

Transfer of Common Shares

Our board of directors may refuse to recognize an instrument of transfer of a common share unless (1) the instrument of transfer is duly stamped, if required by law, and lodged with us, accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors may reasonably require, (2) the transfer is in respect of only one class of share, (3) the transfer is in respect of less than 5 persons jointly and (4) the permission of the Bermuda Monetary Authority has been obtained, if applicable. Subject to such restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing the usual common form of instrument of transfer or any other form which our board of directors may approve. An instrument of transfer must be signed by the transferor and transferee, however, in the case of a fully paid up common share, an instrument of transfer need only be signed by the transferor.

Certain Provisions of our Memorandum of Association and Bye-laws and the Companies Act that May Have Anti-Take Over Effects

Election and Removal of Directors

Our bye-laws provide that our board of directors shall consist of thirteen directors or such lesser or greater number as our board of directors, by resolution, may from time to time determine, provided that, at all times, there shall be no fewer than three directors. Any board positions that are not filled during an annual meeting are deemed casual vacancies. The board of directors, provided that it is quorate, has the power to appoint any person as a director so as to fill a casual vacancy by resolution. Any directors so appointed will remain in office until the next annual meeting. Our bye-laws provide that our directors may be divided into three classes to create a staggered board at any time upon the passing of a board resolution.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Our bye-laws provide that a special general meeting of shareholders may be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Our bye-laws provide that a quorum for such a meeting shall be two shareholders present in person or represented by proxy and entitled to vote holding not less than 50% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, not less than 10 nor more than 60 days’ notice must be given of an annual general meeting and at least five days’ notice of a special general meeting, must be given of a special general meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. In accordance with the Companies Act, a general meeting may be held with only one individual present, provided the requirement for a quorum is satisfied.

Shareholder Written Resolutions

Our bye-laws permit us to use shareholder written resolutions only if certain conditions are met.

Advance Notice Requirements for Shareholder Nominations

Our bye-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that any shareholder entitled to vote for the election of directors may nominate persons for election as directors only if written notice of such shareholder’s intent to make such nomination is given to our corporate secretary with respect to an election to be held at an annual general meeting not less than 120 days nor more than 150 days prior to the date of the Company’s proxy statement released to shareholders in connection with the prior year’s annual general meeting.

Access to Books and Records and Dissemination of Information

Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and any alterations to its memorandum of association. Our shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings of shareholders and the company’s audited financial statements, which must be presented at the annual general meeting. The register of shareholders of a company is open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may, subject to the provisions of Bermuda law, establish a branch register outside Bermuda. We maintain our principal share register in Hamilton, Bermuda. We are required to keep at our registered office a register of directors and officers that is open for inspection during business hours for not less than two hours each day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Amendments to our Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders. However, to revoke, alter, or amend certain of our bye-laws it requires the approval of at least 66 2/3% of the combined voting power of all shareholders entitled to vote thereon.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company’s issued share capital or any class thereof have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Board Actions

Under Bermuda law, the directors of a Bermuda company owe their fiduciary duty to the company, rather than to individual shareholders. Our bye-laws provide that some actions are required to be approved by our board of directors. Actions must be approved by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

In addition, pursuant to our bye-laws and our shareholders agreement and to the extent permitted by applicable law, our directors who are affiliated with our major shareholders are not required to present to us corporate opportunities (e.g., acquisitions or new potential clients) that they become aware of unless such opportunities are presented to them expressly in their capacity as one of our directors.

Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. Our bye-laws also indemnify our directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law does not require that our directors be individuals, and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age.

Related Party Transactions and Loans

Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to be counted in the quorum and vote in respect of any such contract or arrangement in which he or she is interested unless he or she is disqualified from voting by the decision of a vote of the other directors present at the board meeting and their ruling in relation to the director concerned shall be final and conclusive except in very limited circumstances.

Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us, (except loans made to directors who are bona fide employees or former employees pursuant to an employees’ share scheme) unless shareholders holding 90% of the total voting rights of all the shareholders having the right to vote at any general meeting have consented to the loan.

Amalgamations and Similar Arrangements

A Bermuda exempted company may amalgamate with one or more companies or corporations incorporated either in Bermuda, and in certain circumstances, outside Bermuda, and continue as one fused company. To the extent shareholder approval is required to amalgamate the company, any amalgamation of our company with another company or corporation first requires the approval of our board of directors and then the approval of our shareholders, by resolution passed by a majority of votes cast at the meeting convened to consider the amalgamation, voting together as a single class, subject to any voting rights granted to holders of any preference shares.

Business Combinations

Our bye-laws provide a mechanism designed to deal with business combinations including (but not limited to) any amalgamation, merger or consolidation of the Company or any subsidiary with any interested shareholder or any other company which is or after such merger, consolidation or amalgamation would be an affiliate or associate of an interested shareholder. This provision does not apply to any shareholder who held 15% or more of the common shares as of July 23, 2007.

Our bye-laws provide that we will not engage in any business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder for a period of three years following the time that such shareholder became an interested shareholder. The following broad exceptions are set out:

•	if a majority of the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

at or subsequent to such time the business combination is approved by a majority of the board of directors and authorized at an annual or special meeting of the shareholders, and not by written consent, by the affirmative vote of not less than 66 2/3% of the votes entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class, excluding voting shares (as defined in our bye-laws) beneficially owned by any interested shareholder or any affiliate or associate of such interested shareholders. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise; or

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder or any affiliate or associate of the interested shareholder owned at least 85% of our voting shares outstanding (excluding those possessed by directors, officers or employees for the purposes of the calculation) at the time the transaction commenced; or

•

in the case of business combination with any interested shareholder or any affiliate or associate of any interested shareholder or any person who thereafter would be an affiliate or associate of such interested shareholder, in which all of the capital shares not already owned by such person are converted into, exchanged for or become entitled to receive, cash and/or securities, and various specific conditions shall have been met.

Notwithstanding any other provisions of the bye-laws (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the bye-laws), any proposal to amend, repeal or adopt any provision of the bye-laws inconsistent with the bye-law dealing with business combinations, in addition to any other vote required by law, shall require the affirmative vote of the holders of a majority of the voting shares entitled to be cast by the holders of all the then outstanding voting shares, voting together as a single class.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer being approved by the holders of not less than 90% in value of the shares which are the subject of the offer, (other than shares already held by the offeror, or a nominee), the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the Bermuda courts within one month of the notice given by the offerer to any remaining shareholders, objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals, and the burden is on the dissentient shareholder to prove unfairness, not merely that the scheme is open to criticism. Bermuda law also provides a statutory mechanism whereby the holders of not less than 95% of the shares or any class of shares in the company may give notice to the remaining shareholders or class of shareholders of the intention to acquire their shares on the terms set out in the notice. When such a notice is given, the purchasers are entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder applies to the Court for an appraisal.

Appraisal Rights and Shareholder Suits

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company, a shareholder of the Bermuda company who is not satisfied that fair value has been offered for his or her shares in the Bermuda company may apply to the Bermuda courts to appraise the fair value of his or her shares. Under Bermuda law and our bye-laws, an amalgamation by us with another company would (subject to certain exceptions) require the amalgamation agreement to be approved by our board of directors and by resolution of our shareholders.

Class actions and derivative actions are generally not available to shareholders under Bermuda law. However, the Bermuda courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of a company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by the Bermuda courts to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda courts, which may make an order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholder by other shareholders or by the company.

Discontinuance/Continuation

Under Bermuda law, an exempted company may be discontinued in Bermuda and continued in a jurisdiction outside Bermuda as if it had been incorporated under the laws of that other jurisdiction. Our bye-laws provide that our board of directors may exercise all our power to discontinue to another jurisdiction with shareholder approval.

Indemnification of Directors and Officers

Our bye-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of us, whether the basis of such proceeding is the alleged action of such person in an official capacity as a director or officer or in any other capacity while serving as a director or officer, will be indemnified and held harmless by us to the fullest extent authorized by the Companies

Act against all damage or expense, liability and loss reasonably incurred or suffered by such person in connection therewith provided that any such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, that person engaged in fraud or acted dishonestly. Any indemnification is made out of our assets and to the extent that a person is entitled to claim indemnification in respect of amounts paid or discharged by him or her, the relevant indemnity shall take effect as our obligation to reimburse that person making such payment or effecting such discharge. Our bye-laws also provide that we will provide indemnification against all liabilities incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Companies Act. These rights are not exclusive of any other right that any person may have or acquire under any statute, provision of our memorandum of association, bye-laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these provisions will in any way diminish or adversely affect the rights of any director, officer, employee or agent of us under our memorandum of association in respect of any occurrence or matter arising prior to any such repeal or modification. Our bye-laws also provide that the Board has the power to purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the company, or of any other company which is its holding company or in which the company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the company, or of its subsidiary undertakings or such other company, or who are or were at any times, trustees of any pension fund in which employees of the company or any such company or subsidiary undertaking are interested.

Our bye-laws provide that our shareholders and we waive any claim or right of action against our directors and officers in relation to any action taken by them or any failure by them to take any action in the performance of their duties for us, provided that such waiver shall not apply to any claims or rights of action arising out of the fraud of any such director or officer or to matters that would render the waiver void pursuant to the Companies Act. Notwithstanding anything contained in our bye-laws, any such director of officer shall not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Companies Act.

Neither the amendment nor repeal of this provision will eliminate or reduce the effect of the provision in respect of any matter occurring, or any cause of action, suit or claim that, but for the provision, would accrue or arise, prior to the amendment or repeal.

In addition, prior to this offering, we will enter into an indemnity agreement with each of our directors. Pursuant to those indemnity agreements, we will agree to indemnify each of our directors for losses or expenses they may incur in their role as director.

Foreign Exchange Controls

We have been designated as a non-resident of Bermuda by the Bermuda Monetary Authority for the purposes of the Exchange Control Act, 1972. This designation allows us to engage in transactions in currencies, other than Bermuda dollars, and there are no restrictions on our ability to transfer funds, in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.

Transfer of Common Shares to Non-Residents of Bermuda

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided that our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our common shares, whether or not we have been notified of such trust.

Transfer Agent and Registrar

A register of holders of the common shares is maintained by Appleby Global Services, and a branch register is maintained in the United States by Computershare Trust Company, N.A., who serves as branch registrar and transfer agent.

New York Stock Exchange Listing

Our common shares are listed on The New York Stock Exchange under the symbol “G.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional preference shares, which we call depositary shares, rather than full preference shares. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preference shares. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a preference share represented by the depositary share, to all the rights and preferences of the preference share represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The preference shares underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preference shares that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preference shares underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preference shares.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preference shares underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preference shares, as set forth in the applicable prospectus supplement.

Withdrawal of Shares

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole preference shares and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional preference shares upon surrender of depositary receipts. Holders of preference shares thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preference shares so redeemed, so long as we have paid in full to the depositary the redemption price of the preference shares to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preference shares to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preference shares multiplied by the fraction of a preference share represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preference Shares

Upon receipt of notice of any meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to the preference shares. The record date for the depositary receipts relating to the preference shares will be the same date as the record date for the preference shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preference shares represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of preference shares represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any preference shares except to the extent it receives specific instructions from the holders of depositary shares representing that number of preference shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preference shares and any redemption of the preference shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preference shares and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preference shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preference shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preference shares.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preference shares for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common shares, preference shares or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common shares, preference shares or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, common shares, preference shares or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•

if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common shares, preference shares or depositary shares will be separately transferable;

•	the number of common shares, preference shares or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common shares, preferred shares or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the debt securities of a particular series, depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, or any trustee, warrant agent, unit agent or any other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the validity of the securities offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, our U.S. counsel, and particular matters with respect to Luxembourg law will be passed upon for us by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), our Luxembourg counsel, and Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, our Bermuda counsel.

EXPERTS

The consolidated financial statements of Genpact Limited and its subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG Assurance and Consulting Services LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Genpact Limited

Debt Securities

Guarantees of Debt Securities

Common Shares

Preference Shares

Depositary Shares

Genpact Luxembourg S.à r.l.	Genpact USA, Inc.

Debt Securities	Debt Securities Guarantees of Debt Securities

Warrants

Units

PROSPECTUS

May 25, 2022

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the offered securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee		$(1)
Printing and engraving		(2)
Accounting services		(2)
Legal fees of registrant’s counsel		(2)
Transfer agent’s, trustee’s and depositary’s fees and expenses		(2)

Total	$

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
(2)

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Luxembourg Registrant

Genpact Luxembourg S.à r.l. is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12F, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under number B131.149.

The indemnification of managers of Luxembourg companies is not expressly regulated under Luxembourg law. The contractual relationship between a Luxembourg company and its managers is governed by the general rules of agency, and managers assume, by reason of their position, no personal liability in relation to any commitment validly made by them in the name of the Company, to the extent such commitment is in compliance with the articles of association of the company and the applicable provisions of Luxembourg law.

The Updated and Consolidated articles of association of Genpact Luxembourg S.à r.l. do not contain any indemnification provisions with respect to its managers.

The Class A Managers of Genpact Luxembourg S.à r.l. are covered by directors’ and officers’ insurance policies maintained by Genpact Limited.

The three Class B managers of Genpact Luxembourg S.à r.l. have each entered into an agency agreement with Genpact Limited pursuant to which Genpact Limited covenants that it will at all times indemnify and keep indemnified the relevant three Class B managers of Genpact Luxembourg S.à r.l. against all actions, suits, proceedings, claims demands, costs, charges and expenses whatsoever which may be made, taken or instituted against any of the three Class B managers or which may be incurred or become payable by any of the three Class B managers in connection with or arising out of any of the three Class B managers holding office of the Company or in connection with or arising out of any act or omission done or omitted to be done by any of the three Class B managers in their capacities as managers of Genpact Luxembourg S.à r.l., provided that this indemnity shall not extend to any actions, suits, proceedings, claims, demands, costs, and expenses whatsoever which may be made, taken or instituted against any of the three Class B managers or which may be incurred or become payable by any of the three Class B managers in respect of any negligence, willful misconduct, willful default or breach of agreement by any such Class B manager.

Bermuda Registrant

Genpact Limited is organized under the laws of Bermuda.

The bye-laws of Genpact Limited provide for indemnification of Genpact Limited’s officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of Genpact Limited to the fullest extent authorized by the Companies Act 1981 of Bermuda, or the Companies Act.

The Companies Act provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default or breach of trust of which they may be guilty in relation to the company in question. However, the Companies Act also provides that any provision, whether contained in Genpact Limited’s bye-laws or in a contract or arrangement between Genpact Limited and the director or officer, indemnifying a director or officer against any liability which would attach to him in respect of his fraud or dishonesty will be void.

Genpact Limited has entered into indemnification agreements with its directors. These agreements, among other things, provide that Genpact Limited will indemnify, and advance expenses on behalf of, its directors to the fullest extent permitted by applicable law. The indemnification agreements also establish the procedures that will apply under the agreements in the event a director makes a claim for indemnification.

The directors and officers of Genpact Limited are covered by directors’ and officers’ insurance policies maintained by Genpact Limited.

Delaware Registrant

Genpact USA, Inc. is a Delaware corporation.

Genpact USA, Inc. is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

Genpact USA, Inc.’s Certificate of Incorporation provides for indemnification of its directors and officers. In addition, Genpact USA, Inc.’s directors and officers are covered by directors’ and officers’ insurance policies maintained by Genpact Limited.

Item 16.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Memorandum of Association of Genpact Limited (incorporated by reference to Exhibit 3.1 to Amendment No. 2 of Genpact Limited’s Registration Statement on Form S-1 (File No. 333-142875) filed with the SEC on July 16, 2007)

3.2	Bye-laws of Genpact Limited (incorporated by reference to Exhibit 3.3 to Amendment No. 4 of Genpact Limited’s Registration Statement on Form S-1 (File No. 333-142875) filed with the SEC on August 1, 2007)

3.3	Updated and Consolidated Articles of Association of Genpact Luxembourg S.à r.l., dated December 31, 2020 (incorporated by reference to Exhibit 3.3 to Genpact Limited’s Post-Effective Amendment to Form S-3 (File No. 333-230982) filed with the SEC on March 23, 2021)

3.4	Certificate of Incorporation of Genpact USA, Inc. (incorporated by reference to Exhibit 3.4 to Genpact Limited’s Post-Effective Amendment to Form S-3 (File No. 333-230982) filed with the SEC on March 23, 2021)

3.5	By-Laws of Genpact USA, Inc. (incorporated by reference to Exhibit 3.5 to Genpact Limited’s Post-Effective Amendment to Form S-3 (File No. 333-230982) filed with the SEC on March 23, 2021)

4.1	Form of Senior Indenture of Genpact Limited

4.2	Form of Subordinated Indenture of Genpact Limited

4.3*	Form of Senior Note of Genpact Limited

4.4*	Form of Subordinated Note of Genpact Limited

4.5	Base Indenture, dated as of March 27, 2017, by and among Genpact Luxembourg S.à r.l., Genpact Limited and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Genpact Limited’s Current Report on Form 8-K (File No. 001-33626) filed with the SEC on March 28, 2017)

4.6	Indenture, dated as of March 16, 2021, by and among Genpact Limited, Genpact Luxembourg S.à r.l., Genpact USA, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Genpact Limited’s Current Report on Form 8-K (File No. 001-33626) filed with the SEC on March 26, 2021)

4.7*	Form of Senior Note of Genpact Luxembourg S.à r.l.

4.8*	Form of Senior Note of Genpact Luxembourg S.à r.l. and Genpact USA, Inc.

4.9*	Form of Deposit Agreement

4.10*	Form of Warrant Agreement

4.11*	Form of Unit Agreement

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

5.2	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg)

5.3	Opinion of Appleby (Bermuda) Limited

22.1	List of Issuers and Guarantor Subsidiaries.

23.1	Consent of KPMG Assurance and Consulting Services LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.3	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg) (included in Exhibit 5.2)

23.4	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.3)

24.1	Powers of Attorney of Genpact Limited (included in the signature pages to the Registration Statement)

24.2	Powers of Attorney of Genpact Luxembourg S.à r.l. (included in the signature pages to the Registration Statement)

24.3	Powers of Attorney of Genpact USA, Inc. (included in the signature pages to the Registration Statement)

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture of Genpact Limited

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture of Genpact Limited

25.3	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 by Wells Fargo Bank, National Association (Form T-1), with respect to the Genpact Co-Issuer Indenture (incorporated by reference to Exhibit 25.1 to Genpact Limited’s Post-Effective Amendment to Form S-3 (File No. 333-230982) filed with the SEC on March 23, 2021)

25.4	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 by Wells Fargo Bank, National Association (Form T-1), with respect to the Genpact Luxembourg Indenture (incorporated by reference to Exhibit 25.1 to Genpact Limited’s Post-Effective Amendment to Form S-3 (File No. 333-230982) filed with the SEC on March 23, 2021)

107	Calculation of Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b) of the Trust Indenture Act.

Item 17.	Undertakings.

Each undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933:

(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by a Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Genpact Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 25th day of May, 2022.

GENPACT LIMITED

By:	/s/ N.V. Tyagarajan
Name: N.V. Tyagarajan
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Genpact Limited hereby severally constitute and appoint Heather D. White and Thomas D. Scholtes, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do such things in our name and on our behalf in our capacities as officers and directors to enable Genpact Limited to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ N.V. Tyagarajan N.V. Tyagarajan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 25, 2022

/s/ Michael Weiner Michael Weiner	Chief Financial Officer (Principal Financial and Accounting Officer)	May 25, 2022

/s/ James Madden James Madden	Chairman of the Board of Directors	May 25, 2022

/s/ Ajay Agrawal Ajay Agrawal	Director	May 25, 2022

/s/ Stacey Cartwright Stacey Cartwright	Director	May 25, 2022

/s/ Laura Conigliaro Laura Conigliaro	Director	May 25, 2022

/s/ Tamara Franklin Tamara Franklin	Director	May 25, 2022

/s/ Carol Lindstrom Carol Lindstrom	Director	May 25, 2022

/s/ CeCelia Morken CeCelia Morken	Director	May 25, 2022

/s/ Brian Stevens Brian Stevens	Director	May 25, 2022

/s/ Mark Verdi Mark Verdi	Director	May 25, 2022

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	/s/ Heather D. White
Name: Heather D. White
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Genpact Luxembourg S.à r.l. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg, on this 25th day of May, 2022.

GENPACT LUXEMBOURG S.À R.L.

By:	/s/ Harald Charbon
Name: Harald Charbon
Title: Class B Manager

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned managers of Genpact Luxembourg S.à r.l. hereby severally constitute and appoint Heather D. White and Thomas D. Scholtes, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do such things in our name and on our behalf in our capacities as managers to enable Genpact Luxembourg S.à r.l. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lucinda Full Lucinda Full	Class A Manager	May 25, 2022

/s/ Stacy Simpson Stacy Simpson	Class A Manager	May 25, 2022

/s/ Rodica Gandore Rodica Gandore	Class A Manager	May 25, 2022

/s/ Ahcène Boulhaïs Ahcène Boulhaïs	Class B Manager	May 25, 2022

/s/ Harald Charbon Harald Charbon	Class B Manager	May 25, 2022

/s/ Francesco Cavallini Francesco Cavallini	Class B Manager	May 25, 2022

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

By:	/s/ Heather D. White
Name: Heather D. White
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Genpact USA, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 25th day of May, 2022.

GENPACT USA, INC.

By:	/s/ Thomas D. Scholtes
Name: Thomas D. Scholtes
Title: President and Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned directors of Genpact USA, Inc. hereby severally constitute and appoint Lucinda Full and Thomas D. Scholtes, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do such things in our name and on our behalf in our capacities as directors to enable Genpact USA, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lucinda Full Lucinda Full	Director	May 25, 2022

/s/ Heather D. White Heather D. White	Director	May 25, 2022